EXHIBIT 99.1

CUSIP No. 079174108

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of Bellevue Life Sciences Acquisition Corp. together with any or all amendments thereto, when and if required. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: August 13, 2024

BELLEVUE GLOBAL LIFE SCIENCE INVESTORS, LLC

BY: BELLEVUE CAPITAL MANAGEMENT LLC, ITS MANAGER

By:	/s/ Kuk Hyoun Hwang
Kuk Hyoun Hwang, Managing Member of Bellevue Capital Management LLC

BCM EUROPE AG

By:	/s/ Kuk Hyoun Hwang
Kuk Hyoun Hwang, Managing Member

BELLEVUE CAPITAL MANAGEMENT LLC

By:	/s/ Kuk Hyoun Hwang
Kuk Hyoun Hwang, Managing Member

KUK HYOUN HWANG

/s/ Kuk Hyoun Hwang
Kuk Hyoun Hwang